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                                                              EX-99.B11-2

                       CONSENT OF INDEPENDENT AUDITORS


The Trustees
Domini Social Index Portfolio:

We consent to the use of our report, dated August 22, 1997, on the Domini Social Index Portfolio incorporated herein by reference to the statement of additional information of the Green Century Funds.

                                        KPMG Peat Marwick LLP


Boston, Massachusetts
November 6, 1997